Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Auditing Services” in the Statement of Additional Information, each dated October 28, 2026, and each included in this Post-Effective Amendment No. 5 to the Registration Statement (Form N-1A, File No. 333-259158) of Popular High Grade Fixed-Income Fund Inc., (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 25, 2026, with respect to the financial statements and financial highlights of Popular High Grade Fixed-Income Fund, Inc. for the year ended June 30, 2026, and our report dated May 26, 2026, of Popular Total Return Fund, Inc. for the year ended March 31, 2026, included in the Annual Report to Shareholders (Form N-CSR) into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Juan, Puerto Rico

October 28, 2026